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 THE SOMERSET GROUP, INC.
 CONSOLIDATED STATEMENTS OF CASH FLOWS
                                       Three Months                   Nine Months
                                  Ended September 30,            Ended September 30,
                                    1994          1993             1994          1993
 Cash flows from operating activities:
    Net income                       839,000       751,000        1,911,000     1,675,000
    Add items not affecting cash
      Minority interest in sub.      (23,000)       (9,000)         (70,000)       (9,000)
      Depreciation & amortizati      160,000       132,000          516,000       386,000
      Deferred income taxes          533,000       430,000        1,134,000       993,000
      Equity in earnings of First
        indiana Corporation         (724,000)     (934,000)      (1,901,000)   (2,764,000)
      Dividends received from First
        Indiana Corporation          202,000       132,000          585,000       398,000
      Other, net                      18,000         7,000           (4,000)        9,000
      Changes in operating assets and liabilities
        Trade accounts, notes and other
          receivables               (373,000)     (938,000)      (1,665,000)     (457,000)
      Contracts in progress, unbilled
        and inventories             (744,000)      461,000       (1,860,000)     (273,000)
      Prepaid expenses                20,000       (41,000)          15,000       (69,000)
      Accounts payable and accrued
        expenses                     644,000       333,000          828,000       376,000
      Accrued income taxes                 0       125,000                0       125,000
                                   ---------     ---------        ---------     ---------
 Cash provided by operations         552,000       449,000         (511,000)      390,000

 Cash flows from investing activities:
    Increase in investment in First
      Indiana Corporation                  0             0         (573,000)            0
    Purchase of property, plant
      and equipment                 (219,000)      (94,000)      (1,015,000)     (250,000)
    Proceeds from sale of asset            0             0            3,000             0
    Decreaase in other assets          6,000       (75,000)        (187,000)       (3,000)
                                   ---------     ---------        ---------     ---------
 Net cash from investing            (213,000)     (169,000)      (1,772,000)     (253,000)

 Cash flows from financing activities:
    Proceeds from minority interest
      investment in subsidiary             0        99,000          525,000        99,000
    Proceeds from long-term
      borrowings                           0             0           72,000             0
    Principal payments on long
      term borrowings                 (6,000)       (7,000)          (6,000)      (22,000)
    Reissue of treasury shares        43,000             0          167,000             0
    Purchase of treasury shares      (89,000)            0          (89,000)            0
    Payment of cash dividends       (164,000)            0         (164,000)            0
                                   ---------     ---------        ---------     ---------
 Net cash from financing            (216,000)       92,000          505,000        77,000
                                   ---------     ---------        ---------     ---------
 Increase in cash & equivalents      123,000       372,000       (1,778,000)      214,000

 Cash & equivalents at the
    beginning of period              558,000       716,000        2,459,000       874,000
                                   ---------     ---------        ---------     ---------
 Cash & equivalents at the
    end of the period                681,000     1,088,000          681,000     1,088,000
                                   =========     =========        =========     =========
 See accompanying Notes to Consolidated Financial Statements


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